UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
     Date of report (Date of earliest event reported): January 12, 2006
CABOT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
DELAWARE

(State or Other Jurisdiction of Incorporation)

1-5667	04-2271897

(Commission File Number)	(IRS Employer Identification No.)

TWO SEAPORT LANE, SUITE 1300, BOSTON, MASSACHUSETTS	02210-2019

(Address of Principal Executive Offices)	(Zip Code)
(617) 345-0100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
Executive Salaries
At its meeting on January 12-13, 2006, the Compensation Committee of the Board of Directors of Cabot Corporation (“Cabot”) approved increases in the base salaries of certain of Cabot’s named executive officers. The table below shows each such officer’s 2005 salary and new salary, which is effective January 1, 2006.

	Salary
	Effective January
Executive Officer	1, 2006	2005 Salary
Kennett F. Burnes (Chairman, CEO and President)	$850,000	$810,000
Brian A. Berube (Vice President and General Counsel)	$300,000	$275,000
Dirk L. Blevi (Executive Vice President)	$360,000	$348,196
Eduardo E. Cordeiro (Vice President)	$275,000	$250,000
The 2006 base salaries were approved by the Compensation Committee but are not otherwise set forth in a written agreement between Cabot and the executive officers. Mr. Blevi, who is an employee of a Cabot subsidiary in Belgium, is paid in Euros. The dollar amounts of Mr. Blevi’s salaries shown above have been converted using the average of the month end exchange rates for 2005, which was 1 Euro to 1.2387 U.S. dollars.
Compensation of Non-Employee Directors
The form and amount of compensation paid to Cabot’s non-employee directors is reviewed from time to time by the Governance and Nominating Committee of Cabot’s Board of Directors (the “Governance Committee”). Cabot’s standard director cash compensation arrangements have consisted of an annual cash retainer, per meeting fees for attending each Board meeting and each Committee meeting of which a director is a member, and annual Committee chair retainers. In considering the various components of the non-employee directors’ cash compensation, the Governance Committee recommended to the Board that it eliminate Board and Committee per meeting fees, and that director cash compensation consist of separate annual cash retainers for serving on the Board and on each Committee on which a director serves, and an annual cash retainer for serving as a Committee chair or as Lead Director. On January 13, 2006, upon the recommendation of the Governance Committee, Cabot’s Board of Directors approved the cash compensation package set forth below for non-management directors, effective as of January 1, 2006:
•	An annual retainer of $31,000 for each non-employee director

•	An annual retainer of $21,000 for service on the Audit Committee

•	An annual retainer of $7,000 for service on each of the Compensation, Safety, Health and Environmental Affairs (“SH&E”), or Governance and Nominating Committees

•	An annual retainer of $30,000 for service as Lead Director

•	An annual retainer of $40,000 for service as Chair of the Audit Committee

•	An annual retainer of $10,000 for service as Chair of the Compensation, SH&E, or Governance and Nominating Committees
Upon the recommendation of the Governance Committee, the Board of Directors also approved, subject to shareholder approval, a new Non-Employee Directors’ Stock Compensation Plan (the “Directors’ Plan) and directed that the Directors’ Plan be submitted to Cabot’s stockholders for approval at the 2006 annual meeting of stockholders. If approved by the stockholders, in calendar year 2006 each of Cabot’s non-employee directors will receive a grant of 2,500 shares of Cabot common stock in addition to his or her cash compensation for the year. Pursuant to Cabot’s Corporate Governance Guidelines, the non-employee directors will be required to hold the shares granted to them for a period of at least three years from the date of grant, or until the director’s earlier retirement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT CORPORATION
By:	/s/ Brian A. Berube
	Name:	Brian A. Berube
	Title:	Vice President and General Counsel

Date: January 18, 2006